                        NEW ENGLAND ELECTRIC SYSTEM
                           (Parent Company Only)
                               Balance Sheet
                             At June 30, 1998
                                (Unaudited)
                                  ASSETS
                                  ------
                                                             (In Thousands)
Investments:
 Common stocks of subsidiaries, at equity                        $1,803,017
 Preferred stock of subsidiary                                       29,282
 Notes of subsidiaries                                               88,877
 Other investments                                                    4,817
                                                                 ----------
      Total investments                                           1,925,993
                                                                 ----------
Current assets:
 Cash                                                                   508
 Temporary cash investments - subsidiary companies                  178,150
 Interest and dividends receivable of subsidiaries                   20,912
 Other current assets                                                 4,034
                                                                 ----------
      Total current assets                                          203,604
                                                                 ----------
Deferred federal income taxes                                         3,595
                                                                 ----------
                                                                 $2,133,192
                                                                 ==========
                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Common share equity:
 Common shares, par value $1 per share:
   Authorized - 150,000,000 shares
   Issued     -  64,969,652 shares                               $   64,970
 Other paid-in capital                                              736,661
 Retained earnings (including $711,160,000 of
   undistributed subsidiary earnings)                               970,833
 Treasury stock - 1,950,005 shares                                 (82,587)
 Unrealized gain on securities, net                                     574
                                                                 ----------
      Total common share equity                                   1,690,451
                                                                 ----------
Current liabilities:
 Accounts payable                                                       552
 Dividends payable                                                   33,337
 Short-term debt                                                    398,375
                                                                 ----------
      Total current liabilities                                     432,264
                                                                 ----------
Other reserves and deferred credits                                  10,477
                                                                 ----------
                                                                 $2,133,192
                                                                 ==========

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                         NEW ENGLAND POWER COMPANY
                               Balance Sheet
                             at June 30, 1998
                                (Unaudited)
                                  ASSETS
                                  ------
                                                          (In Thousands)
Utility plant, at original cost                              $3,084,842
 Less accumulated provisions for depreciation
   and amortization                                           1,234,869
                                                             ----------
                                                              1,849,973
Construction work in progress                                    30,217
                                                             ----------
      Net utility plant                                       1,880,190
                                                             ----------
Investments:
 Nuclear power companies, at equity                              47,443
 Non-utility property and other investments                      35,191
                                                             ----------
      Total investments                                          82,634
                                                             ----------
Current assets:
 Cash                                                             1,001
 Accounts receivable:
   Affiliated companies                                         232,000
   Accrued NEEI revenues                                              -
   Others                                                        27,031
 Fuel, materials, and supplies, at average cost                  59,680
 Prepaid and other current assets                                55,514
                                                             ----------
      Total current assets                                      375,226
                                                             ----------
Accrued Yankee nuclear plant costs                              272,939
Deferred charges and other assets                               462,542
                                                             ----------
                                                             $3,073,531
                                                             ==========
                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Capitalization:
 Common stock, par value $20 per share,
   authorized and outstanding 6,449,896 shares               $  128,998
 Premiums on capital stocks                                      86,779
 Other paid-in capital                                          319,818
 Retained earnings                                              462,968
 Unrealized gains on securities, net                                 55
                                                             ----------
      Total common equity                                       998,618
 Cumulative preferred stock, par value $100 per share            39,666
 Long-term debt                                                 647,829
                                                             ----------
      Total capitalization                                    1,686,113
                                                             ----------
Current liabilities:
 Long-term debt due in one year                                       -
 Short-term debt (including $159,175,000 to affiliates)         366,950
 Accounts payable (including $6,118,000 to affiliates)          113,723
 Accrued liabilities:
   Taxes                                                         10,552
   Interest                                                       8,217
   Other accrued expenses                                        30,913
 Dividends payable                                                    -
                                                             ----------
      Total current liabilities                                 530,355
                                                             ----------
Deferred federal and state income taxes                         414,527
Unamortized investment tax credits                               52,452
Accrued Yankee nuclear plant costs                              272,939
Other reserves and deferred credits                             117,145
                                                             ----------
                                                             $3,073,531
                                                             ==========
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